EXHIBIT 23.2

          Stewart, Fowler, & Stalvey, P.C.
          CERTIFIED PUBLIC ACCOUNTANTS
          BUSINESS CONSULTANTS
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            3208 Wildwood Plantation Drive - Post Office Box 1887 -
          Valdosta, GA 31603-1887 - (912) 244-1559-Fax(912) 245-7369



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the reference to our firm under the caption "Experts" included in the Registration Statement on Form SB-2 filed by Quitman Bancorp, Inc. and to the use therein of our report dated October 30, 1997, concerning the financial statements of Quitman Federal Savings and Loan Association.



/s/Stewart, Fowler & Stalvey, P.C.
Stewart, Fowler & Stalvey, P.C.


Valdosta, Georgia
January 27, 1998



                    Member of AICPA Division for CPA Firms -
                   SEC and Private Companies Practice Sections

Curtis G. Fowler, C.P.A., C.F.P., P.F.S.  Richard A. Stalvey, C.P.A.   James E. Folsom, C.P.A.       Carlton W. Holley, C.P.A.
  C. Wayne Rambo, C.P.A.                    Scott Y. Haynes, C.P.A.    Kenneth E. Hughes, C.P.A.      Jeanne R. Kelley, C.P.A.
  Josie Miller, C.P.A.                        Sue D. Mink, C.P.A.  Susanne S. DeMersseman, C.P.A. Richard M. Stewart, C.P.A. Retired

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